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                                                                    Exhibit 23.4


                        CONSENT OF LORD, BISSELL & BROOK

          We hereby consent to the references to us contained in the prospectus, which forms a part of the Registration Statement on Form S-3 filed by Allstate Life Global Funding and Form S-3 filed by Allstate Life Insurance Company dated March 4, 2004, Registration File No. 333-112249, relating to the proposed issuance of secured medium term notes by the trusts (the "Registration Statement"), under the headings "Description of the Funding Agreements" and "Legal Opinions". In addition, we hereby consent to the references to us contained in the prospectus supplements, which form a part of the Registration Statement, under the headings "Summary" and "Risk Factors". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                      LORD, BISSELL & BROOK


                                      /s/ Lord, Bissell & Brook

Chicago, Illinois
March 4, 2004